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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Plan, 1999 Directors' Stock Option Plan and 1999 Employee Stock Purchase Plan, of our reports dated July 28, 1999 with respect to the financial statements and schedule of Foundry Networks, Inc. included in the Final Registration Statement No. 333-82577 (Form S-1), filed with the Securities and Exchange Commission on September 24, 1999.


                                           /s/  ARTHUR ANDERSEN LLP


San Jose, California
October 8, 1999